UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

COCA-COLA ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(678) 260-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 6, 2015, Coca-Cola Enterprises, Inc. (the “Company” or “CCE”), The Coca-Cola Company (“KO”) and Coca Cola Iberian Partners, S.A. (“CCIP”) hosted a conference call for investors to announce that CCE, CCIP, European Refreshments, Coca-Cola Gesellschaft mit beschränkter Haftung, Vivaqa Beteiligungs GmbH & Co. KG, Spark Orange Limited, Orange MergeCo, LLC and Orange U.S. HoldCo, LLC have entered into a definitive agreement under which CCE, CCIP and Coca-Cola Erfrischungsgetränke Aktiengesellschaft, a wholly-owned subsidiary of KO, will combine their respective non-alcoholic, ready-to-drink beverage bottling businesses in western Europe. A copy of the investor presentation is attached as Exhibit 99.1 to this Form 8–K and is incorporated herein by reference into this Item 7.01.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On August 6, 2015, CCE, KO and CCIP issued a joint press release announcing that they had entered into agreements under which CCE and CCIP and KO’s wholly owned German subsidiary, Coca-Cola Erfrischungsgetränke Aktiengesellschaft, will be combined after a series of transactions resulting in CCE, CCIP and Coca-Cola Erfrischungsgetränke Aktiengesellschaft being wholly owned subsidiaries of the newly formed Spark Orange Limited (to be renamed Coca-Cola European Partners), a private limited company organized under the laws of England and Wales. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Investor presentation, dated August 6, 2015

99.2	Joint press release of the Company, KO and CCIP, dated August 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)

Date: August 6, 2015	By:	/s/ Suzanne N. Forlidas
	Name:	Suzanne N. Forlidas
	Title:	Vice President, Secretary and Deputy General Counsel